Exhibit (4.1)

                  SECOND SUPPLEMENTAL INDENTURE (the "Supplement"), dated as of August 21, 2001, between Valassis Communications, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, the Company and the Trustee have executed and delivered the Indenture, dated as of November 15, 1994, as amended on January 6, 2000 (the "Indenture"), providing for the issuance thereunder by the Company, and the authentication and delivery by the Trustee, of the Company's 9.55% Senior Notes due 2003 (the "Notes");

                  WHEREAS, Section 1102 of the Indenture authorizes the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes, to amend, from time-to-time, the Indenture by supplemental indenture for the purposes therein set forth;

                  WHEREAS, the holders of not less than a majority in aggregate principal amount of the Notes have consented to the amendments to the Indenture set forth herein and the Company, by appropriate corporate action, has determined to supplement the Indenture in the manner described below, and all acts or proceedings necessary to authorize and constitute this Supplement a valid and binding agreement in accordance with the terms hereof, have been done and taken.

                  NOW, THEREFORE, in consideration of the premises herein, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders of the Notes from time-to-time, as follows:

                  Section 1.        Indenture Supplement.
                                    --------------------

                  (a) Section 301 of the Indenture shall be amended by deleting
Section 301(15) which reads "if the Debt Securities of the series shall be subject to defeasance pursuant to either or both of Sections 403 and 404" and replacing it with "Intentionally omitted."

                  (b) Section 403 of the Indenture shall be amended to delete the following clause from the beginning of Section 403:

                  "If this Section 403 is specified in the manner contemplated by Section 301 to be applicable to Debt Securities of any series,"

                  (c) Section 404 of the Indenture shall be amended to delete the following clause from the beginning of Section 404:

                  "If this Section 404 is specified in the manner contemplated by Section 301 to be applicable to Debt Securities of any series."

                  Section 2.   Indenture to Remain in Effect.  The Indenture, as
                               -----------------------------
amended and supplemented by this Supplement, shall remain in full force and effect.

                  Section 3.   GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED
                               -------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  Section 4.   Counterparts.  This Supplement may be executed in
                               ------------
one or more counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

ATTEST:                                    VALASSIS COMMUNICATIONS, INC.


/s/ Sandra Robinson                        By: /s/Barry P. Hoffman
----------------------------------             --------------------------------
                                               Name:Barry P. Hoffman
                                               Title: Executive Vice President

                                                      [Seal]

ATTEST:                                    THE BANK OF NEW YORK


/s/ Robert Massimillo                      By: /s/ Mary LaGumina
----------------------------------             --------------------------------
                                               Name: Mary LaGumina
                                               Title: Vice President

                                                      [Seal]

STATE OF                            )
         ---------------------------)       SS.:
COUNTY OF                           )
         ---------------------------


                  On the ____ day of _____________________, 2001, before me
personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________ of Valassis Communications, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                  ______________________________
                                                                 Notary Public

                                                      Qualified in
                                                      Commission Expires

[Seal]

STATE OF NEW YORK  )
                   )       ss.:
COUNTY OF NEW YORK )



                  On the ______ day of ____________, 2001, before me personally came ______________________, to me known, who, being by me duly sworn, did depose and say that (s)he is ______________________ of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; and that it was so affixed by authority of the Board of Directors of said corporation, and that (s)he signed his/her name thereto by like authority.

                                               _________________________________
                                                                   Notary Public

                                                  Qualified in
                                                  Commission Expires
[Seal]